Exhibit 99.1
Contacts:
Laurie Van Raemdonck
Vice President, Investor Relations
(248) 340-7731
lvanraemdonck@championhomes.net
or
Media Contact:
Christine Fisher
pushtwentytwo
(248) 335-9500 ext. 30
cfisher@pushtwentytwo.com
Champion Enterprises Announces the Closure of Its Alabama Manufacturing Facility
AUBURN HILLS, Mich., Nov. 26, 2007 – Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, today announced that it will close its manufacturing facility in Guin, Ala. As a result of the closure, the Company expects to record pretax restructuring charges of up to $4.5 million in the fourth quarter ending Dec. 29, 2007.
“We regret having to make the decision to close our Guin, Ala. operation, which has been part of the Champion organization since the late 1980s, but its capacity utilization rate and profitability continue to run well below acceptable levels and any near-term improvement appears unlikely,” stated William Griffiths, chairman, president and chief executive officer of Champion Enterprises, Inc. “This is the seventh manufacturing facility we have idled or closed since mid-2006 in an effort to continue delivering strong segment operating margins despite challenging U.S. housing markets.”
About Champion
Auburn Hills, Michigan-based Champion Enterprises, Inc., a leader in factory-built construction, operates 31 manufacturing facilities in North America and the United Kingdom working with independent retailers, builders and developers. The Champion family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications. For more information, please visit www.championhomes.com.
Forward-Looking Statements
This news release contains certain statements, including statements regarding expected restructuring charges and segment operating margins, each of which could be construed to be forward-looking statements within the meaning of the Securities Exchange Act of 1934.
These statements reflect the Company’s views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The Company has identified certain risk factors, which could cause actual results and plans to differ substantially from those included in the forward-looking statements. These factors are discussed in the Company’s most recently filed Form 10-K and other filings with the Securities and Exchange Commission, in each case under the section entitled “Forward-Looking Statements,” and those discussions regarding risk factors are incorporated herein by reference.